EXHIBIT 4.9.1
FIRST AMENDMENT TO TERM
LOAN AGREEMENT
     This FIRST AMENDMENT TO TERM LOAN AGREEMENT, dated as of February 28, 2006 (the “First Amendment”), is entered into by and among PAXSON COMMUNICATIONS CORPORATION, a Delaware corporation (the “Borrower”); the subsidiaries of the Borrower party hereto (the “Subsidiary Guarantors”); and CITICORP NORTH AMERICA, INC., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders (as defined below).
Preliminary Statements
     On December 30, 2005, the Borrower, the Subsidiary Guarantors, the Administrative Agent and the lenders named therein (the “Lenders”) entered into a Term Loan Agreement (the “Agreement”) providing for the Lenders to make Loans to the Borrower and for the guarantee of certain of the Borrower’s obligations by the Subsidiary Guarantors. Capitalized terms used in this First Amendment but not otherwise defined herein have the meanings ascribed to them in the Agreement.
     Pursuant to Section 11.08(a) of the Agreement, the Borrower, the Subsidiary Guarantors and the Administrative Agent desire to amend the Agreement in certain respects as set forth in this First Amendment.
     NOW, THEREFORE, in consideration of the foregoing and of other valuable consideration, receipt of which is hereby acknowledged, the parties hereby agree as set forth in this First Amendment.
     1. Amendment of the Agreement. Section 6.19 of the Agreement is hereby amended to delete from the section the reference “Section 6.07(b)(13)” in each of the two sentences where such reference appears and insert the reference “Section 6.07(b)(14)” in lieu thereof.
     2. Effect of First Amendment. All of the terms of the Agreement shall remain in full force and effect except as expressly amended pursuant to this First Amendment. This First Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.
     IN WITNESS WHEREOF, the parties have caused this First Amendment to be duly executed by and through their respective officers, thereunto duly authorized, all as of the date and year first written above.

PAXSON COMMUNICATIONS CORPORATION
By:	/s/ Adam K. Weinstein
	Name:	Adam K. Weinstein
	Title:	Senior Vice President, Secretary and Chief Legal Officer

SUBSIDIARY GUARANTORS:
BUD HITS, INC.
BUD SONGS, INC.
CLEARLAKE PRODUCTIONS, INC.
FLAGLER PRODUCTIONS, INC.
IRON MOUNTAIN PRODUCTIONS, INC.
OCEAN STATE TELEVISION, LLC
PAX HITS PUBLISHING, INC.
PAX INTERNET, INC.

PAX NET, INC.
PAXSON AKRON LICENSE, INC.
PAXSON ALBANY LICENSE, INC.
PAXSON ATLANTA LICENSE, INC.
PAXSON BATTLE CREEK LICENSE, INC.
PAXSON BIRMINGHAM LICENSE, INC.
PAXSON BOSTON-68 LICENSE, INC.
PAXSON BUFFALO LICENSE, INC.
PAXSON CEDAR RAPIDS LICENSE, INC.
PAXSON CHARLESTON LICENSE, INC.
PAXSON CHICAGO LICENSE, INC.
PAXSON COMMUNICATIONS LICENSE COMPANY, LLC
PAXSON COMMUNICATIONS LPTV, INC.
PAXSON COMMUNICATIONS MANAGEMENT COMPANY, INC.
PAXSON COMMUNICATIONS OF AKRON-23, INC.
PAXSON COMMUNICATIONS OF ALBANY-55, INC.
PAXSON COMMUNICATIONS OF ATLANTA-14, INC.
PAXSON COMMUNICATIONS OF BATTLE CREEK-43, INC.
PAXSON COMMUNICATIONS OF BIRMINGHAM-44, INC.
PAXSON COMMUNICATIONS OF BOSTON-68, INC.
PAXSON COMMUNICATIONS OF BUFFALO-51, INC.
PAXSON COMMUNICATIONS OF CEDAR RAPIDS-48, INC.
PAXSON COMMUNICATIONS OF CHARLESTON-29, INC.
PAXSON COMMUNICATIONS OF CHICAGO-38, INC.
PAXSON COMMUNICATIONS OF DALLAS-68, INC.
PAXSON COMMUNICATIONS OF DENVER-59, INC.
PAXSON COMMUNICATIONS OF DES MOINES-39, INC.
PAXSON COMMUNICATIONS OF DETROIT-31, INC.
PAXSON COMMUNICATIONS OF FAYETTEVILLE-62, INC.
PAXSON COMMUNICATIONS OF GREENSBORO-16, INC.
PAXSON COMMUNICATIONS OF GREENVILLE-38, INC.
PAXSON COMMUNICATIONS OF HARTFORD-26, INC.
PAXSON COMMUNICATIONS OF HONOLULU-66, INC.
PAXSON COMMUNICATIONS OF HOUSTON-49, INC.
PAXSON COMMUNICATIONS OF INDIANAPOLIS-63, INC.
PAXSON COMMUNICATIONS OF JACKSONVILLE-21, INC.
PAXSON COMMUNICATIONS OF JACKSONVILLE-35, INC.
PAXSON COMMUNICATIONS OF KANSAS CITY-50, INC.
PAXSON COMMUNICATIONS OF KNOXVILLE-54, INC.
PAXSON COMMUNICATIONS OF LEXINGTON-67, INC.
PAXSON COMMUNICATIONS OF LOS ANGELES-30, INC.
PAXSON COMMUNICATIONS OF LOUISVILLE-21, INC.
PAXSON COMMUNICATIONS OF MEMPHIS-50, INC.
PAXSON COMMUNICATIONS OF MIAMI-35, INC.
PAXSON COMMUNICATIONS OF MILWAUKEE-55, INC.
PAXSON COMMUNICATIONS OF MINNEAPOLIS-41, INC.
PAXSON COMMUNICATIONS OF MOBILE-61, INC.
PAXSON COMMUNICATIONS OF NASHVILLE-28, INC.
PAXSON COMMUNICATIONS OF NEW ORLEANS-49, INC.
PAXSON COMMUNICATIONS OF NEW YORK-31, INC.
PAXSON COMMUNICATIONS OF NORFOLK-49, INC.
PAXSON COMMUNICATIONS OF OKLAHOMA CITY-62, INC.
PAXSON COMMUNICATIONS OF ORLANDO-56, INC.
PAXSON COMMUNICATIONS OF PHILADELPHIA-61, INC.
PAXSON COMMUNICATIONS OF PHOENIX-13, INC.
PAXSON COMMUNICATIONS OF PHOENIX-51, INC.

PAXSON COMMUNICATIONS OF PORTLAND-22, INC.
PAXSON COMMUNICATIONS OF PORTLAND-23, INC.
PAXSON COMMUNICATIONS OF PROVIDENCE-69, INC.
PAXSON COMMUNICATIONS OF RALEIGH-47, INC.
PAXSON COMMUNICATIONS OF ROANOKE-38, INC.
PAXSON COMMUNICATIONS OF SACRAMENTO-29, INC.
PAXSON COMMUNICATIONS OF SALT LAKE CITY-30, INC.
PAXSON COMMUNICATIONS OF SAN ANTONIO-26, INC.
PAXSON COMMUNICATIONS OF SAN JOSE-65, INC.
PAXSON COMMUNICATIONS OF SCRANTON-64, INC.
PAXSON COMMUNICATIONS OF SEATTLE-33, INC.
PAXSON COMMUNICATIONS OF SHREVEPORT-21, INC.
PAXSON COMMUNICATIONS OF SPOKANE-34, INC.
PAXSON COMMUNICATIONS OF SYRACUSE-56, INC.
PAXSON COMMUNICATIONS OF TAMPA-66, INC.
PAXSON COMMUNICATIONS OF TUCSON-46, INC.
PAXSON COMMUNICATIONS OF TULSA-44, INC.
PAXSON COMMUNICATIONS OF WASHINGTON-60, INC.
PAXSON COMMUNICATIONS OF WASHINGTON-66, INC.
PAXSON COMMUNICATIONS OF WAUSAU-46, INC.
PAXSON COMMUNICATIONS OF WEST PALM BEACH-67, INC.
PAXSON COMMUNICATIONS TELEVISION, INC.
PAXSON DALLAS LICENSE, INC.
PAXSON DENVER LICENSE, INC.
PAXSON DES MOINES LICENSE, INC.
PAXSON DETROIT LICENSE, INC.
PAXSON DEVELOPMENT, INC.
PAXSON FAYETTEVILLE LICENSE, INC.
PAXSON FRESNO LICENSE, INC.
PAXSON GREENSBORO LICENSE, INC.
PAXSON GREENVILLE LICENSE, INC.
PAXSON HARTFORD HOLDINGS, INC.
PAXSON HARTFORD LICENSE, INC.
PAXSON HAWAII LICENSE, INC.
PAXSON HOLDINGS, INC.
PAXSON HOUSTON LICENSE, INC.
PAXSON INDIANAPOLIS HOLDINGS, INC.
PAXSON INDIANAPOLIS LICENSE, INC.
PAXSON JACKSONVILLE LICENSE, INC.
PAXSON JAX LICENSE, INC.
PAXSON KANSAS CITY LICENSE, INC.
PAXSON KNOXVILLE LICENSE, INC.
PAXSON LEXINGTON LICENSE, INC.
PAXSON LOS ANGELES LICENSE, INC.
PAXSON MERCHANDISING & LICENSING, INC.
PAXSON MIAMI-35 LICENSE, INC.
PAXSON MILWAUKEE LICENSE, INC.
PAXSON MINNEAPOLIS LICENSE, INC.
PAXSON MOBILE LICENSE, INC.
PAXSON NEW YORK LICENSE, INC.
PAXSON NORFOLK LICENSE, INC.
PAXSON OKLAHOMA CITY LICENSE, INC.
PAXSON ORLANDO LICENSE, INC.
PAXSON PHILADELPHIA LICENSE, INC.
PAXSON PHOENIX LICENSE, INC.
PAXSON PRODUCTIONS, INC.

PAXSON RALEIGH LICENSE, INC.
PAXSON ROANOKE LICENSE, INC.
PAXSON SACRAMENTO LICENSE, INC.
PAXSON SALEM LICENSE, INC.
PAXSON SALT LAKE CITY LICENSE, INC.
PAXSON SAN ANTONIO LICENSE, INC.
PAXSON SAN JOSE LICENSE, INC.
PAXSON SCRANTON LICENSE, INC.
PAXSON SEATTLE LICENSE, INC.
PAXSON SHREVEPORT LICENSE, INC.
PAXSON SPOKANE LICENSE, INC.
PAXSON SPORTS OF MIAMI, INC.
PAXSON SYRACUSE LICENSE, INC.
PAXSON TAMPA-66 LICENSE, INC.
PAXSON TELEVISION PRODUCTIONS, INC.
PAXSON TELEVISION, INC.
PAXSON TENNESSEE LICENSE, INC.
PAXSON TULSA LICENSE, INC.
PAXSON WASHINGTON LICENSE, INC.
PAXSON WASHINGTON-60 LICENSE, INC.
PAXSON WAUSAU LICENSE, INC.
PAXSON WEST PALM BEACH HOLDINGS, INC.
PAXSON WEST PALM BEACH LICENSE, INC.

By:	/s/ Richard Garcia
	Name:	Richard Garcia
	Title:	Vice President and Treasurer of each of such Subsidiary Guarantors

AMERICA 51, L.P.
By:	Paxson Communications of Phoenix-51, Inc.,
its General Partner and Limited Partner

By:	Paxson Communications Television, Inc.,
its Limited Partner

By:	/s/ Richard Garcia
	Name:	Richard Garcia
	Title:	Vice President and Treasurer of such General and Limited Partners

CITICORP NORTH AMERICA, INC., as Administrative Agent
By:	/s/ John P. Judge
	Name:	John P. Judge
	Title:	Vice President

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